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                                                                    Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our reports, dated February 23, 2001, included or incorporated by reference in the Kerr-McGee Corporation Annual Report on Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in or made a part of this registration statement on Form S-3.


                                        [ARTHUR ANDERSEN LLP]


Oklahoma City, Oklahoma
   January 30, 2002